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   As filed with the Securities and Exchange Commission on November 21, 1997
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               __________________

                               AMENDMENT NO. 1 TO

                                    FORM 8-A

                                 ON FORM 8-A/A
                               __________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               __________________

                            CAMCO INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               13-3517570
 (State of incorporation or organization)  (I.R.S. Employer Identification No.)


                      7030 ARDMORE
                      HOUSTON, TEXAS                          77054
         (Address of principal executive offices)           (Zip Code)

                               __________________

       Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class          Name of each exchange on which
                  to be so registered          each class is to be registered

                 RIGHTS TO PURCHASE             NEW YORK STOCK EXCHANGE
                    COMMON STOCK

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On October 21, 1997, the Board of Directors of Camco International
Inc., a Delaware corporation (the "Company"), approved an amendment (the
"Amendment") to the Company's Rights Agreement dated as of December 15, 1994
(the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent, to increase the Purchase Price defined in Section
7(b) of the Rights Agreement for each share of the Company's common stock, $.01 par value ("Common Share"), purchasable upon the exercise of a Common Share purchase right (a "Right") from $65.00 to $250.00, subject to adjustment.

         Descriptions of the Rights and the Rights Agreement are set forth in the Company's Registration Statement on Form 8-A (the "Registration
Statement"), which was filed by the Company under the Securities Exchange Act of 1934 on December 19, 1994, and which such descriptions are incorporated herein by reference. Except for the adjustment to the Purchase Price from $65.00 to $250.00, the description of the Rights and the Rights Agreement remains unchanged.

         A copy of the Amendment has been filed as an exhibit to this Amendment
No. 1 to the Registration Statement. The summary description of the Amendment herein does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Rights Agreement, which are hereby incorporated herein by reference.


ITEM 2.  EXHIBITS.
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

                 1.       Rights Agreement dated as of December 15, 1994, between Camco International Inc. and First
                          Chicago Trust Company of New York, as Rights Agent, which includes as exhibits, the form of
                          Right Certificate and the Summary of Rights to Purchase Common Shares (incorporated by reference to Exhibit No. 1 to the Company's Registration Statement on Form 8-A dated December
                          19, 1994).

                 2.       First Amendment to Rights Agreement dated as of October 21, 1997, between Camco International
                          Inc. and First Chicago Trust Company of New York, as Rights Agent.





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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CAMCO INTERNATIONAL, INC.



                                        By: /s/ RONALD R. RANDALL
                                        ----------------------------------------
                                                   Ronald R. Randall
                                             Vice President, General Counsel
                                                     and Secretary


Dated: November 21, 1997





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                               INDEX TO EXHIBITS


        Number                                Exhibit


           1 Rights Agreement dated as of December 15, 1994, between the Company and First Chicago Trust Company of New York, as Rights Agent, which includes as exhibits, the form of Right Certificate and the Summary of Rights to Purchase Common Shares (incorporated by reference to Exhibit No. 1 to the Company's Registration Statement on Form 8-A dated December 19,
                        1994).

           2 First Amendment to Rights Agreement dated as of October 21, 1997, between Camco International Inc. and First Chicago Trust Company of New York, as Rights Agent.





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